Exhibit 10.1

PURCHASE AGREEMENT

Ladies and Gentlemen:

The undersigned person or entity set forth on the signature page hereto (the “Investor”) hereby confirms and agrees with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as of the date set forth below by and between Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance of shares (the “Shares”) of the Company’s common stock, $0.10 par value (the “Common Stock”), to investors (the “Offering”) in a registered direct public offering. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-185660) (the “Registration Statement”) which became effective on February 14, 2013, covering the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission under the 1933 Act.

3. The Company and the Investor agree that such Investor will purchase from the Company up to the number of Shares of the Company set forth on the signature page hereto, and the Company will issue and sell to such Investor the number of Shares accepted by the Company as set forth on the signature page at the purchase price per share as set forth below such Investor’s name on the signature page hereto. The purchase price per share shall be the same for all Investors in the Offering. Investor understands that its purchase is subject to availability of the Shares, the limitations described in the General Disclosure Package (as defined below) and the sole discretion of the Company to accept or reject this and any other purchases, in whole or in part, for any reason. Certificates representing the Shares purchased by the Investor will not be issued to such Investor; instead, such Shares will be credited to the Investor using customary book-entry procedures through the facilities of The Depository Trust Company (“DTC”).

4. On November 12, 2013 (the “Closing Date”), (i) the Investor shall pay the aggregate purchase price for the Shares by delivery of immediately available funds to an account specified by the Company, and (ii) the Company will deliver, or cause to be delivered, to the Investor, such Investor’s Shares, with such delivery to be made through the facilities of DTC’s Deposit/Withdrawal At Custodian (“DWAC”) system; provided, however, that an alternate Closing Date may be agreed to by the Company and the Investor in order to satisfy, among other things, any legal, regulatory, or approval requirements of any regulatory body or agency having jurisdiction over the Company and/or such Investor as are described in Schedule I hereto. As between the Company and the Investor, the provisions set forth in Exhibit A hereto, which provides instructions for settling through DWAC, shall be incorporated herein by reference as if set forth fully herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the General Disclosure Package (as defined below), as more fully described in the Placement Agency Agreement (the “Placement Agreement”) by and between the Company and the Placement Agent. The Investor acknowledges that the Company has agreed to pay the Placement Agent a fee and to reimburse the Placement Agent for certain expenses in respect of the sale of the Shares to investors in the Offering, in accordance with the Placement Agreement.

5. The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity; (c) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor by the Investor as provided herein, will be duly authorized, validly issued, fully paid, non-assessable and will be free and clear of any liens and other encumbrances, and will conform to the description of the capital stock contained in the Registration Statement and the General Disclosure Package; (d) there are no preemptive rights or rights of first refusal held by shareholders of the Company and applicable to the transactions contemplated hereby; (e) the Offering will be conducted in accordance with applicable securities laws and the rules and regulations of the Nasdaq Stock Market, Inc. and the Shares will be approved for listing on The Nasdaq Global Select Market prior to the Closing Date; and (f) it has agreed to pay the Placement Agent certain placement fees in connection with the Offering pursuant to the Placement Agreement, and other than that agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or similar payment in connection with the purchased Shares.

6. Investor represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally; (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s articles of incorporation or bylaws (or other similar governing documents), or (ii) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (d) prior to the execution hereof, the Investor has had full access to and, in connection with its investment herein, relied only upon (i) the Company’s base prospectus, dated February 14, 2013, as supplemented by the preliminary prospectus supplement subject to completion dated November 5, 2013, and (ii) the pricing and other information contained in this Agreement (clause (i) and clause (ii) are collectively referred to as the “General Disclosure Package”); (e) it has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, disclosed any information regarding the Offering to any third parties (other than its legal, accounting, and other advisors or authorized representatives) or engaged in any transactions in the securities of the Company (including, without limitations, any short sales (as defined in Rule 200(a) of Regulation SHO) involving the Company’s securities) since the time that such Investor was first contacted by the Company or the Placement Agent regarding an investment in the Company. Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

7. Investor represents that, except as set forth on Schedule II hereto, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, and (b) after giving effect to the Offering, and assuming the accuracy of the Company’s representations and warranties and the satisfaction of all closing conditions set forth in this Agreement, neither the undersigned Investor nor any group of Investors of which the undersigned Investor is a part for purposes of applicable banking regulations, in connection with the offering of the Shares will acquire, or obtain the right to acquire, 9.9% (unless the Investor is a bank holding company, in which case the limit shall be 4.9%) or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company.

8. The Company shall, by 9:00 a.m. (Eastern Time) on November 7, 2013, issue a press release disclosing the material terms of the transaction contemplated hereby, and file a Current Report on Form 8-K including the Placement Agreement and form of purchase agreement as exhibits thereto. The Company agrees that neither the press release nor the Current Report on Form 8-K will contain the identity of the Investors, unless otherwise required by law or any regulatory agency that regulates the Company. From and after the issuance of such press release and Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors in connection with the transaction contemplated hereby.

9. Except as otherwise provided herein, this Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. Investor’s agreement to purchase Shares pursuant to this Agreement is irrevocable by it. This Agreement may be modified only in writing signed by the parties hereto.

10. All representations, warranties, and agreements of the Company and Investor herein shall survive delivery of, and payment for, the Shares purchased hereunder.

11. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery of a facsimile or PDF.

12. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

13. All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed e-mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Investor at the address for Investor listed on the signature pages hereto or at such other address as Investor has designated by two days advance written notice to the Company.

14. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of, any of its rights under this Agreement.

[Signature pages follow]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

NAME OF INVESTOR:

By:

Name:

Address:

Aggregate number of Shares:

Price per Share:	$2.15

Aggregate Purchase Price:	$

Tax ID Number:

Name in which book entry should be made (if different):

Accepted as of November 6, 2013, as to                      Shares.

SEACOAST BANKING CORPORATION OF FLORIDA a Florida corporation

By:

Name:

Title: